Exhibit 5.1

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

OFFICES 2300 Wells Fargo Capitol Center Raleigh, North Carolina 27601	June 26, 2013	Mailing Address P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Baxano Surgical, Inc.

110 Horizon Drive

Suite 230

Raleigh, North Carolina 27615

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Baxano Surgical, Inc. (formerly TranS1 Inc.), a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 17,851,044 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), being registered for the respective accounts of the persons identified in the Registration Statement as the selling stockholders (the “Selling Stockholders”), which Shares were issued to the Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated March 3, 2013, by and among TranS1 Inc. and each of the investors identified on the signature pages thereto (the “Purchase Agreement”) or that certain Agreement and Plan of Merger, dated March 3, 2013, as amended, by and among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte, as Securityholder Representatives (the “Merger Agreement”). The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendment or supplement thereto.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, (ii) the Purchase Agreement, (iii) the Merger Agreement, (iv) the Company’s Amended and Restated Certificate of Incorporation, as amended, (v) the Company’s Amended and Restated Bylaws, (vi) a specimen stock certificate for the Company’s common stock, which is being filed with the Commission as an exhibit to the Registration Statement, and (vii) such other corporate documents, records and proceedings, minutes, consents, actions and resolutions, as we have deemed necessary for the purposes of this opinion.

Baxano Surgical, Inc.

June 26, 2013

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as copies, and the authenticity of originals of such copies. We have also considered such matters of law and fact, in each case, as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have relied on oral or written statements of officers and other representatives of the Company, whom we believe to be responsible.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is limited to matters governed by the Delaware General Corporation Law and we express no opinion as to the laws of any other jurisdiction. The opinion expressed herein does not extend to compliance with federal or state securities laws relating to the sale of the Shares.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof which may affect our opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement, including the prospectus and any amendment or supplement thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

/s/ SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.